UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 27, 2017
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant’s Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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ITEM 5.07           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)        The 2017 Annual Meeting of Stockholders of TOR Minerals International, Inc. was held on Thursday, April 27, 2017 (the “Annual Meeting”).

(b)        The Company’s stockholders voted on the following four proposals (described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2017) at the Annual Meeting and cast their votes as follows:

Proposal No. 1.   The seven nominees named below were elected to serve as directors of the board of directors

Election of Directors	For	Withheld
Julie Ehmann	2,786,330	39,535
Doug Hartman	2,786,330	39,535
Olaf Karasch	2,750,491	75,374
Thomas Pauken	2,748,031	77,834
Bernard Paulson	2,668,632	157,233
Steven Paulson	2,669,332	156,533
Tan Chin Yong	2,680,488	145,377

Proposal No. 2.   : Approval of the fourth amendment to the 2000 incentive plan was voted as follows:

	For	Against	Abstain	Broker Non-Vote
To Amend the TOR Minerals International, Inc. 2000 Incentive Plan	2,426,589	371,779	27,497	458,952

Proposal No. 3.   The appointment of BDO USA LLP as the independent registered public accounting firm for the year ending December 31, 2017 was ratified, and the voting results were as follows.

	For	Against	Abstain
To ratify the appointment of our independent auditors	3,284,006	173	638

Proposal No. 4.   : The consideration of an advisory vote on the frequency of votes on executive compensation was voted as follows:

	For	Against	Abstain	Broker Non-Vote
To consider an advisory vote on executive compensation	2,260,162	552,785	1,597	458,952

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)
Date: April 28, 2017	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer

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